Exhibit 10.3

Execution Version

MASTER PARTICIPATION AGREEMENT

TRANSACTION SPECIFIC TERMS

THIS MASTER PARTICIPATION AGREEMENT is dated as of the Agreement Date set forth below and entered into by and between Seller and Buyer to govern the purchase and sale of the Participation in the Loans, the commitments (if any) and the other Transferred Rights, in accordance with the terms, conditions and agreements set forth in the LSTA Standard Terms and Conditions for Participations for Par/Near Par Trades, published as of July 21, 2023 (the “Standard Terms”). The Standard Terms are incorporated herein by reference without any modification whatsoever except as otherwise agreed herein by the Parties and as specifically supplemented and modified by the terms and elections set forth in the Transaction Summary and Sections A through I below. The Standard Terms and the Transaction Specific Terms set forth herein (the “Transaction Specific Terms”) together constitute a single integrated Participation Agreement for Par/Near Par Trades governing the Transaction (the Standard Terms and the Transaction Specific Terms, collectively, this “Agreement” or the “Agreement”, as the context may require), and the Agreement with respect to each such trade shall have the same effect as if a separate Participation Agreement had been entered into separately for such trade. With respect to the Transactions, the Parties agree to be bound by the Standard Terms and the Transaction Specific Terms set forth herein.

TRANSACTION SUMMARY

Agreement Date:	July 11, 2024
Trade Date:	July 11, 2024
Settlement Date:	July 11, 2024
Seller:	Monroe Capital Income Plus Corporation, a Maryland corporation
Buyer:	MC Income Plus Financing SPV IV LLC, a Delaware limited liability company
Cash Purchase Amount:	As set forth for each Transaction in Schedule I
Credit Agreement:	As set forth for each Transaction in Schedule I
Borrower:	As set forth for each Transaction in Schedule I
Purchase Amount(s):	As set forth for each Transaction in Schedule I
Tranche(s):	As set forth for each Transaction in Schedule I
CUSIP Number(s), if available:	As set forth for each Transaction in Schedule I
Delivery of Credit Documents:	Yes ☐	No ☒
Netting Arrangements:	Yes ☐	No ☒
Set-Off Applicable:	Yes ☐	No ☒
Collateral Annex Applicable:	Yes ☐	No ☒
Elevation	Yes ☒	No ☐

A.            DEFINITIONS

Capitalized terms used in this Master Participation Agreement shall have the respective meanings ascribed thereto in Section 1 of the Standard Terms, as supplemented by Section A of the Transaction Specific Terms and as otherwise may be provided in other provisions of this Agreement. Terms defined in the applicable Credit Agreement and not otherwise defined in this Agreement shall have the same meanings (with respect to the applicable Transaction) as in such Credit Agreement. Except as otherwise expressly set forth herein, each reference herein to “the Agreement,” “this Agreement,” “herein,” “hereunder” or “hereof” shall be deemed a reference to this Agreement (as it relates separately to each Transaction). If there is any inconsistency between the Transaction Specific Terms and the Standard Terms, the Transaction Specific Terms shall govern and control.

In this Agreement:

“Agent” means the administrative agent for a Loan under the applicable Credit Agreement with respect to each Transaction.

“Assignment” means an assignment of a Loan in accordance with the applicable Credit Agreement with respect to each Transaction.

“Buyer Purchase Price” select one:

☒	not applicable.

☐	means the purchase price payable by Buyer to Original Buyer pursuant to the Netting Letter (this applies if there are three (3) parties involved in the netting arrangement).

☐	means the purchase price payable by Buyer to Penultimate Buyer pursuant to the Netting Letter (this applies if there are four (4) or more parties involved in the netting arrangement).

“Elevation Required Consents” means any required consents to an assignment of a Loan in accordance with the applicable Credit Agreement with respect to a Transaction.

“Elevation Transfer Fee” means any required fee in connection with an assignment of a Loan in accordance with the applicable Credit Agreement with respect to a Transaction.

“Loans” each loan set forth on Schedule I for each Transaction. “Netting Letter” select one:

☒	not applicable.

☐	means that certain Multilateral Netting Agreement in the form currently published by the LSTA dated on or as of the Agreement Date among Seller, Buyer [and] [,] Original Buyer [, Penultimate Buyer] and [describe any other parties to the Netting Letter]].

“Original Buyer” select one:

☒	not applicable.

☐	means [specify original buyer in the netting arrangement].

“Participation Required Consents” means any required consents to a participation of a Loan in accordance with the applicable Credit Agreement with respect to a Transaction.

“Participation Transfer Fee” means the transfer fee (if any) set forth in Section E.1 payable to Seller in connection with the assignment by Buyer of all or any portion of the Participation, subject to Section 10.1 of the Standard Terms.

“Penultimate Buyer” select one:

☒	not applicable.

☐	none (“none” is applicable if there are only three (3) parties involved in the netting arrangement).

means [            ].

“Purchased Interest Amount” means an amount to be determined as of the Settlement Date equal to any interest and accruing ordinary course fees (such as commitment, facility, letter of credit and other similar fees) that are paid in connection with the Loans and commitments (if any) pursuant to the Credit Documents that will be purchased by Buyer as of the Settlement Date.

“Seller Purchase Price” select one:

☒	not applicable.

☐	means the purchase price payable by Original Buyer to Seller pursuant to the Netting Letter.

“Transferred Rights” means (i) all of Seller’s rights in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the Loans and commitments (if any), including without limitation any letters of credit, Guarantees, and swingline loans included in the Loans (excluding, however, the Retained Interest, if any, but, including any Purchased Interest Amount); and (ii) to the extent relating to the rights set forth in the preceding clause (i) and permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of Seller in its capacity as a Lender against any Entity, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity.

B.           SECTION 5 (BUYER’S REPRESENTATIONS AND WARRANTIES)

If “Yes” is specified opposite “Delivery of Credit Documents” in the Transaction Summary, Buyer represents and warrants that it (i) was not a Lender on the Trade Date and (ii) requested copies of the Credit Documents from Seller on or prior to the Trade Date.

C.           SECTION 8 (DISTRIBUTIONS; INTEREST AND FEES; PAYMENTS; COMMITMENT REDUCTIONS)

C.1.       Section 8.3 (Wire Instructions).

Buyer’s Wire Instructions:

Bank: U.S. Bank N.A.

ABA: 091000022

Acct: 167501612896

Acct Name: MC Income Plus Financing SPV IV LLC

Ref: [Borrower Name] / MC Income Plus Financing SPV IV

Seller’s Wire Instructions:

Bank: U.S. Bank, N.A.

ABA: 091-000-022

Acct: 104793814591

Acct Name: Monroe Capital Income Plus Corporation

Ref: [Borrower Name] / Monroe Capital Income Plus Corporation

C.2.        Section 8.8 (Set-Off).

If “Yes” is specified opposite “Set-Off” in the Transaction Summary, clause (i) of the proviso to the second sentence of Section 8.8 shall apply.

D.           SECTION 9 (NOTICES; RECORDS)

Buyer’s Address for Notices and Delivery:

MC Income Plus Financing SPV IV LLC

126 East 56th Street, 32nd Floor
New York, NY 10022
Attention: Dina Kook
Telephone: (646) 386-2420
Email: dkook@monroecap.com

Seller’s Address for Notices and Delivery:

Monroe Capital Income Plus Corporation
126 East 56th Street, 32nd Floor
New York, NY 10022
Attention: Dina Kook
Telephone: (646) 386-2420
Email: dkook@monroecap.com

E.            SECTION 10 (FURTHER TRANSFERS)

E.1.        Select one:

☒	There is no Participation Transfer Fee.

☐	There is a Participation Transfer Fee, in the amount of $/£/€ .

E.2.        If an Affiliate of Buyer that is a buyer under a participation agreement with Seller entered into as of the same day as this Agreement makes a Pre-Elevation Transfer (whether or not such transfer is so defined under such participation agreement) of loans and commitments (if any) under the Credit Documents subject to such participation agreement on the same day as Buyer, on substantially similar documents and to the same Entity as Buyer:

☐	Buyer and such Affiliate(s) of Buyer shall pay only one Participation Transfer Fee.

☐	Buyer and each such Affiliate of Buyer shall pay a separate Participation Transfer Fee in respect of each such Pre-Elevation Transfer.

☒	Not applicable (there is no Participation Transfer Fee).

E.3.        Section 10.1 Right of Buyer to sell subparticipations:

☒	Buyer may sell subparticipations in respect of the Transferred Rights without Seller’s prior consent. Section 10.1(b) of the Standard Terms will apply.

☐	Buyer may not sell subparticipations in respect of the Transferred Rights

F.            SECTION 11 (VOTING)

F.1.        “Voting” select one:

☒	Buyer shall have voting rights with respect to the Transferred Rights, subject to Section 11.1(a) of the Standard Terms.

☐	Buyer shall have no voting rights in respect of the Transferred Rights, subject to Section 11.1(b) of the Standard Terms, except with respect to the following matters:

F.2.        For purposes of determining the Majority Holders or Majority Claims Holders pursuant to Section 11.1(a) of the Standard Terms:

☐	the interests or claims held by Seller for its own account shall be counted;

☒	the interests or claims held by Seller for its own account shall not be counted;

☐	Not applicable;

AND

☐	the interests or claims held by Affiliates of Seller shall be counted.

☒	the interests or claims held by Affiliates of Seller shall not be counted (it being understood that, for this purpose, Seller and Buyer shall be deemed not to be Affiliates).

☐	Not applicable;

G.	SECTION 15 (ELEVATION)

G.1.	Select one:

☐	There is no Elevation Transfer Fee.

☒	The Elevation Transfer Fee shall be paid by Buyer as follows:

☐	The Elevation Transfer Fee shall be paid by Seller to the Agent and Buyer shall reimburse Seller in an amount equal to

☐	one-half thereof.

☐	[other relevant fraction or percentage] thereof

☒	The Elevation Transfer Fee shall be paid by Buyer to the Agent and Seller shall reimburse Buyer in an amount equal to

☐	one-half thereof (which amount may be pre-funded on the date hereof through a credit to the Purchase Price with respect to each Transaction).

☒	0% thereof.

G.2.	If “No” is specified opposite “Elevation” in the Transaction Summary, then select one:

☐	No Elevation shall be permitted unless requested by Seller and otherwise subject to Section 15.

☐	Subject to Section 15, Seller may at any time request an Elevation and Buyer may request an Elevation only in the following circumstances:

H.           [RESERVED]

I.              SECTION 31 (FURTHER PROVISIONS)

I.1.          Representations, Warranties and Covenants of Seller. In addition to the representations, warranties and agreements of Seller set forth in the Standard Terms, Seller hereby makes the representations and warranties set forth on Schedule III hereto to Buyer.

I.2.          [Reserved].

I.3.          Elevation. Section 15 of the Standard Terms is hereby amended and restated as follows:

Subject to the terms and provisions of the Credit Agreements and any applicable law or regulation, each Party agrees to take such commercially reasonable actions as are necessary to cause (including obtaining all Elevation Required Consents (if any), as soon as reasonably practicable), Buyer to become a Lender under the applicable Credit Agreement with respect to all Loans (an “Elevation”; and the date on which Buyer becomes a Lender under the Credit Agreement, the “Elevation Date”). Without limitation to the foregoing, Seller shall notify the Agent with respect to each Loan of the actual or proposed Elevation of the relevant Loan on or promptly following the Settlement Date.

Upon the Elevation Date, to the extent of such Elevation, (i) Buyer shall assume all of the Assumed Obligations, (ii) Seller shall have no further responsibility in respect of such Assumed Obligations and (iii) this Agreement shall terminate except as provided in the last sentence of Section 16. At the time of Elevation, Buyer shall pay any applicable Elevation Transfer Fee pursuant to Section G.1 of the Transaction Specific Terms. Notwithstanding the foregoing, the occurrence of an Elevation shall not affect (a) each Party’s rights or obligations under this Agreement, (b) the indemnities set forth in Section 6, in each case arising on or before the Elevation Date, including, without limitation, any rights or obligations relating to a Party’s breach of any of its representations, warranties, covenants or agreements hereunder, (c) Seller’s obligation to deliver to Buyer any Distributions (whether received before, on or after the Elevation Date) pursuant to Section 8 of this Agreement or (d) either Party’s right to reimbursement of Agent Expenses pursuant to Section 7.1.

I.4.          Absolute Transfer of Beneficial Ownership; Grant of Security. Seller represents and warrants that, upon the disbursement of funds hereunder, Buyer shall be the sole beneficial owner of the Transferred Rights, and the Transferred Rights will not be subject to any Encumbrance in favor of any Person other than Buyer. It is the express intent of the Parties that, as of the Settlement Date, Seller shall have sold to Buyer, and Buyer shall be the sole beneficial owner of, the applicable Transferred Rights. Such sale shall be deemed an absolute sale for all purposes and not a grant of security. To secure its obligations under this Agreement, and in case any such sale were to be re-characterized as a grant of security, Seller hereby pledges, assigns and grants to Buyer, effective as of the Settlement Date, a continuing security interest in, lien on and right of set-off against, all of its right, title and interest (if any), whether now owned or hereafter acquired, in, to and under each Loan and the Transferred Rights subject to this Agreement and all proceeds thereof whether now existing or hereafter arising (collectively, the “Collateral”). Seller hereby represents that (x) the creation and perfection of the foregoing security interests by Seller are within its corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action; and (y) the foregoing security interests constitute valid and (subject to the filing of a financing statement in accordance with the Uniform Commercial Code as in effect in the Office of the Secretary of State of the State of Maryland) perfected first priority security interests in the Collateral securing the Seller’s obligations under this Agreement. Notwithstanding the foregoing grant, Seller acknowledges and agrees that it will not retain any beneficial or equitable interest in the Loans that are being transferred to Buyer pursuant to and are the subject of this Agreement.

I.5.          Events of Default.

Each of the following events will be an “Event of Default”:

(i)	the failure of Seller to comply with or perform any agreement or obligation to be complied with or performed by Seller in any material respect pursuant to this Agreement, which failure has not been cured within five Business Days (or two Business Days for a failure to deliver Distributions) of Seller having been so notified in writing by Buyer;

(ii)	a representation made or repeated or deemed to have been made or repeated by Seller in this Agreement proves to have been incorrect or misleading in any material respect (except for representations made which relate solely to an earlier point in time, which shall have been true and correct in all material respects when made);

(iii)	Seller (a) is unable to pay its debts as they become due; (b) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (c) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (1) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (2) is not dismissed, discharged, stayed or restrained in each case within 45 days of the institution or presentation thereof; (d) has a resolution passed for its winding-up, official management or liquidation; (e) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all of its assets; (f) has a secured party (other than the Buyer) take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 45 days thereafter; (g) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (a) through (f); or (h) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

(iv)	Seller disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, its pledge of Collateral or its other obligations hereunder.

I.6.         Remedies. Buyer may exercise (or cause its agents or co-agents, if any, to exercise), subject to this Agreement, any or all of the remedies available to it (or to such agents or co-agents) under this Agreement or applicable law. Notwithstanding the continuation of any Event of Default hereunder, in no event shall Buyer have any right to cause Seller to repurchase any Loan or to otherwise retroactively adjust any of the terms of transfer as a result of the performance of the Loans or as a result of the non-collectability of any amounts related to the Loans. Following the occurrence and during the continuation of an Event of Default, Buyer shall exercise all rights and remedies hereunder at the sole direction of the Buyer Administrative Agent.

I.7.         Acknowledgment of Pledge; Third Party Beneficiaries; Assignment by Buyer. Seller hereby acknowledges that Buyer has pledged all of its right, title and interest in and under this Agreement to Capital One, National Association (the “Buyer Administrative Agent”) on behalf of the Secured Parties (as defined in the Loan, Security and Servicing Agreement, dated as of July 11, 2024 among, inter alia, the Buyer, as borrower, the Seller, as servicer, the Buyer Administrative Agent, as administrative agent, as hedge counterparty, and as swingline lender, U.S. Bank Trust Company, National Association, as collateral custodian and as collateral administrator, U.S. Bank National Association, as document custodian, and the lenders party thereto from time to time (the “Buyer Credit Agreement”) pursuant to the Buyer Credit Agreement. The Buyer Administrative Agent is an intended third party beneficiary of this Agreement.

Notwithstanding the other terms and conditions of this Agreement (including Section 18), Seller consents to the disclosure by Buyer of this Agreement to the Buyer Administrative Agent and the Buyer Administrative Agent in connection with the transactions contemplated by the Buyer Credit Agreement.

I.8.          Limited Recourse of Buyer Against Seller. Notwithstanding anything herein to the contrary, the parties acknowledge that the rights of recourse of Buyer against Seller shall be from time to time and at any time limited to the remaining amounts from time to time available and comprising the assets of Seller available at such time having satisfied or provided for all other prior ranking liabilities of Seller. Accordingly, Buyer shall have no claim or recourse against Seller in respect of any amount which is or remains unsatisfied after the application of the funds comprising such assets of Seller and/or representing the proceeds of realization thereof and any remaining obligation to pay any further unsatisfied amounts shall be extinguished and shall not thereafter revive. No recourse shall be had for the payment of any amount owing to Buyer against any officer, member, director, employee, security holder or incorporator of Seller or its successors or assigns. No action may be brought against any officer, member, director, employee, security holder or incorporator of Seller personally. Buyer agrees that it will not petition a court, or take any action or commence any proceedings for the liquidation or the winding-up of Seller or any other bankruptcy or insolvency proceedings with respect to Seller until one year and one day (or, if longer, the preference period then in effect) after the termination of this Agreement. This Section shall survive termination of this Agreement.

I.9.          Limited Recourse of Seller Against Buyer. Notwithstanding anything herein to the contrary, the parties acknowledge that the rights of recourse of Seller against Buyer shall be from time to time and at any time limited to the remaining amounts from time to time available and comprising the assets of Buyer available at such time having satisfied or provided for all other prior ranking liabilities of Buyer. Accordingly, Seller shall have no claim or recourse against Buyer in respect of any amount which is or remains unsatisfied after the application of the funds comprising such assets of Buyer and/or representing the proceeds of realization thereof and any remaining obligation to pay any further unsatisfied amounts shall be extinguished and shall not thereafter revive. No recourse shall be had for the payment of any amount owing to Seller against any officer, member, director, employee, security holder or incorporator of Buyer or its successors or assigns. No action may be brought against any officer, member, director, employee, security holder or incorporator of Buyer personally. Seller agrees that it will not petition a court, or take any action or commence any proceedings for the liquidation or the winding-up of Buyer or any other bankruptcy or insolvency proceedings with respect to Buyer. This Section shall survive termination of this Agreement.

I.10.       Amendment and Waiver. Without limitation to the requirements of the Standard Terms, this Agreement may not be amended or modified, and Buyer may not waive any rights hereunder, without the prior written consent of the Buyer Administrative Agent.

I.11.       Payment of Purchase Price. On the Settlement Date, Buyer shall pay Seller an amount equal to the Cash Purchase Amount in cash, which shall be a dollar amount which the Seller and the Buyer agree is equal to the fair market value of such Loan sold as of such date.

IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement by their duly authorized officers or representatives as of the Agreement Date.

SELLER

MONROE CAPITAL INCOME PLUS CORPORATION

By:	/s/ Theodore L. Koenig
Name:	Theodore L. Koenig
Title:	Chief Executive Officer and President

[Signature pages continued on next page]

BUYER

MC INCOME PLUS FINANCING SPV IV LLC

By:	Monroe Capital Income Plus Corporation, as its designated manager

By:	/s/ Theodore L. Koenig
Name:	Theodore L. Koenig
Title:	Chief Executive Officer and President

Schedule III – Representations and Warranties of Seller

Seller represents and warrants to Buyer (as of the Settlement Date and, where specifically indicated, the Agreement Date) that:

(1)            Seller has the power and authority to sell the Loans and the Transferred Rights subject to this Agreement by participation.

(2)            Seller will cause all Distributions to be paid to the account of the Buyer within one Business Day of receipt thereof.

(3)            Upon payment of the aggregate Purchase Price in accordance with Section I.11 of the Agreement, there is no charge, pledge or lien or other security interest in any Loan or Participation subject to this Agreement.

(4)            The sale of the participation interest in and to the Loans pursuant to this Agreement constitutes an arm’s length secondary market transaction customary for syndicated leveraged loans.

(5)            Each transfer is, and Seller will treat each transfer as, a valid sale and absolute transfer of (a) in the case of the Assignments, all right, title and interest in the related Loans and (b) in the case of the Participation, a beneficial interest in the related Loans and Transferred Rights.

(6)            There are no agreements, arrangements or understandings, written or otherwise, to which the Seller is a party with respect to the Loans or the Transferred Rights, other than this Agreement.

(7)            Seller does not have the right under this Agreement, nor will Seller attempt in any way, to take any unilateral action to modify or alter the terms of any transfer of the Loans and Transferred Rights subsequent to the Agreement Date.

(8)            There are no guarantees, keep-well arrangements, collateral security or other arrangements involving Seller which have the effect of a recourse provision against Seller with respect to the Transaction.

(9)            Upon consummation of the sale of the respective Participations in each Loan on the date hereof, Seller acknowledges that it is not the beneficial owner of any Loan, has no right to any Distributions (other than any Seller Retained Interest Distribution) and is not liable for failure by any underlying obligor to make any payment on any Loan.

(10)          Seller will not take any action materially inconsistent with Buyer’s ownership of the Participation or, upon Elevation, the Loans. If a third party, including a potential purchaser of the Loans, should inquire with respect to any Loan which has not been elevated, Seller will disclose that the Participation has been sold to Buyer and will claim no beneficial interest in the Loans.

(11)          On the date hereof and after giving effect to the Transaction, Seller is able to pay its debts as they come due, and has adequate capital or assets to carry on its business.

(12)          (i) Seller has not instituted nor does it fulfill the requirements to institute, and to Seller’s knowledge, Seller does not have pending against it, a proceeding seeking a judgment of its insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights; and, to Seller’s knowledge, Seller does not have a petition presented for its winding-up or liquidation; (ii) Seller has not and will not sell the Participation or otherwise transfer an interest in the Loans in contemplation thereof or to prevent the application of its assets in the manner described in the Bankruptcy Code or any other applicable insolvency law, and (iii) Seller is not selling the Participation to Buyer with an intent to hinder or delay payment to or defraud the creditors of Seller.